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LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
                                                                   Lehman
                                                                  Businesses
                                    8/31/94   6/30/94    3/31/94   9/30/94

Balance  Sheet (dollars in
millions, except per share data)
Total Assets (a)                    $121,000   $118,511  $112,277 $111,881
Total Assets Excluding Matched        77,000     74,375    71,147   57,546
Book (b)
Common Stockholders' Equity            2,652      2,602     1,275    1,280
Total Stockholders' Equity             3,360      3,310     2,033    2,038
Total Capital (long-term debt plus 14,187 13,877 12,608 11,431 stockholders' equity)
Book Value per Common Share (c)        23.97      24.65       N/A      N/A

Financial Ratios (for the 3 months
ended)
Return on Common Equity (%)              1.6        2.8       N/A      N/A
Pretax Operating Margin (%)              4.6        6.8      10.2     19.0
Compensation & Benefits/Nets            53.9       50.7      51.8     49.9
Revenues (%) (d)
Effective Tax Rate (%) (e)              35.1       34.6      38.0     33.9

Other Data (#s)
Common Stock Outstanding          105,528,914  105,554,748    N/A      N/A
Employees                               8,926        8,948   9,292     N/A



(a) Reflects the FIN 39 adjustment to reported assets of $85.1 billion at September 30, 1993.
(b) Matched book defined as securities purchased under agreements to resell.
(c) At August 31, 1994, this calculation includes restricted stock units granted under the 1994 Lehman Stock Award program.
(d) For the period ended March 31, 1994, compensation expense excludes the severance charge of $33 million.
(e) For the period ended June 30, 1994, the actual tax rate was 41.6%, reflecting the non-deductibility of certain spin-off expenses.

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